Exhibit A-5(a)

This bond is not transferable except to a successor trustee under the Trust Indenture, dated as of May 1, 1999 (hereinafter called the "Independence Indenture"), between Independence County, Arkansas (hereinafter called the "County") relating to its Pollution Control Revenue Refunding Bonds (Entergy Mississippi, Inc. Project) 1999 Series (hereinafter called the "Independence Bonds") and Chase Bank of Texas, National Association, as trustee.

               GENERAL AND REFUNDING MORTGAGE BOND

                   Pollution Control Series A

No. R-1

       ENTERGY MISSISSIPPI, INC., (formerly Mississippi Power & Light Company) a corporation duly organized and validly existing under the laws of the State of Mississippi (hereinafter called the Company), for value received, hereby promises to pay to Chase Bank of Texas, National Association or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of $32,850,000 on July 1, 2022 in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, without interest, until the principal of this bond shall have become due and payable and to pay interest (before and after judgment) on any overdue principal, at the rate of one per cent (1%) per annum.

       This bond shall not become obligatory until Bank of Montreal Trust Company, the Trustee under the Mortgage, or its respective successor or successors thereunder, shall have signed the authentication certificate endorsed hereon.

       This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series known as its General and Refunding Mortgage Bonds, Pollution Control Series A (herein called bonds of the Twentieth Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the Mortgage), dated as of February 1, 1988, duly executed by the Company to Bank of Montreal Trust Company and Mark F. McLaughlin (successor to Z. George Klodnicki), as Trustees. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustees and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.

       The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.

       The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the Twentieth Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.

       Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.

       No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this bond in the manner, at the respective times, at the rate and in the currency herein prescribed.

       The bonds are issuable as registered bonds without coupons in the denominations of $1,000.00 or such other denominations as the officers of the Company shall determine to issue. At the office or agency to be maintained by the Company in the City of New York, State of New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is not transferable except to any successor trustee under the Independence Indenture, any such transfer to be made in the manner prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

       This bond is subject to redemption as provided in the Mortgage.

       The bonds of the Twentieth Series have been issued in order to evidence in part, prior to the Release Date, the obligation of the Company to make certain payments under the Refunding Agreement, dated as of May 1, 1999, between the County and the Company.

       The obligation of the Company to make any payment of the principal of the bonds of the Twentieth Series, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the Independence Indenture of the amount of the corresponding payment required to be made by the County thereunder with respect of the principal of or premium, if any, or interest on the Independence Bonds.

       Bank of Montreal Trust Company, the Trustee, and Mark F. McLaughlin, Co-Trustee, may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Twentieth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice (which may be a facsimile followed by a hard copy) from the trustee under the Independence Indenture, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of or interest on the Independence Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

       Bank of Montreal Trust Company, Trustee, and Mark F. McLaughlin, Co-Trustee, may conclusively presume that no redemption of bonds of the Twentieth Series is required unless and until it shall have received a written notice (which may be a facsimile followed by a hard copy) from the trustee under the Independence Indenture signed by its President, a Vice President or a Trust Officer, stating that the Independence Bonds have become immediately due and payable pursuant to Section 10.2 of the Independence Indenture, upon the occurrence of an Event of Default under Section 10.1 (a), (b), (e) or (f) of said Independence Indenture, or that Independence Bonds are to be redeemed pursuant to Section 8.1(c) of the Independence Indenture and specifying the date fixed for the redemption and the principal amount thereof.

       No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

       As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New
York.

       IN WITNESS WHEREOF, Entergy Mississippi, Inc. has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated: May 28, 1999
                              ENTERGY MISSISSIPPI, INC.


                              By:
                                    Steven C. McNeal
                              Title:  Vice President and Treasurer
Attest:

__________________________
Title: Assistant Secretary

              TRUSTEE'S AUTHENTICATION CERTIFICATE


       This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.

                              BANK OF MONTREAL TRUST
                                COMPANY, as Trustee



                              By:
                                    Authorized Signature